UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014 (February 13, 2014)

CAMAC Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2014, CAMAC Energy Inc. (the “Company”) held a special meeting of its stockholders at 9:00 AM CST in Houston, Texas (the “Special Meeting”). At the Special Meeting the stockholders approved the First Amendment (the “First Amendment”) to the Company’s Amended 2009 Equity Incentive Plan (the “2009 Plan”). The First Amendment increases the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), that the Company may issue under the 2009 Plan from 12,000,000 shares to 100,000,000 shares, effective as of February 18, 2014. Following the Special Meeting, the Company executed the First Amendment, which is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Special Meeting the stockholders of the Company approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock issuable thereunder from 300,000,000 shares to an aggregate of 2,500,000,000 shares. The Certificate of Amendment became effective when filed on February 18, 2014, and is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting for the purpose of voting on five proposals. The proposals and the final results of the stockholder vote are set forth below:

Proposal No. 1 – A proposal to approve the Transfer Agreement, dated as of November 19, 2013 (the “Transfer Agreement”), and the transactions contemplated therein, including (a) the issuance to Allied Energy Plc (“Allied”) of 497,454,857 shares of Common Stock as partial consideration for the assets to be acquired pursuant to the Transfer Agreement (the “Assets”); (b) the potential issuance to Allied of up to 70,695,089 shares of Common Stock, as may be adjusted, upon conversion of the principal amount and/or accrued and unpaid interest, if any, outstanding under the Convertible Subordinated Note to be issued to Allied as partial consideration for the Assets; (c) the potential issuance to Allied of 118,648,869 shares of Common Stock in the event that the Public Investment Corporation (SOC) Limited (“PIC”) fails to perform its obligations under the Share Purchase Agreement (as described below); (d) the potential issuance to Allied of up to $50 million in shares of Common Stock, in lieu of cash, upon the Company’s completing certain oil and gas exploration and production “milestones”; and (e) the potential issuance to Allied of up to 13,958,682 shares of Common Stock, in lieu of up to $10 million in cash payments, to pay liquidated damages if the Company is unable to fulfill its obligation to register certain shares of Common Stock to be issued to Allied.

Votes For	Votes Against	Abstentions

134,564,617	442,904	183,600

Proposal No. 2 – A proposal to approve (a) the Share Purchase Agreement, effective as of November 18, 2013 (the “Share Purchase Agreement”), and the transactions contemplated therein, including the issuance to PIC of 376,884,422 shares of Common Stock in exchange for an aggregate cash investment of $270 million; and (b) the potential issuance to PIC of up to 13,958,682 shares of Common Stock, in lieu of up to $10 million in cash payments, to pay liquidated damages if the Company is unable to fulfill its obligation to register certain shares of Common Stock to be issued to PIC.

Votes For	Votes Against	Abstentions

134,527,627	475,894	187,600

Proposal No. 3 – A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock issuable thereunder from 300,000,000 shares to an aggregate of 2,500,000,000 shares.

Votes For	Votes Against	Abstentions

134,396,826	602,221	192,074

Proposal No. 4 – A proposal to approve an amendment to the 2009 Plan to increase the number of shares of Common Stock available for issuance thereunder to 100,000,000 shares of Common Stock.

Votes For	Votes Against	Abstentions

132,044,075	2,944,060	202,986

Proposal No. 5 – A proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of each of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4.

Votes For	Votes Against	Abstentions

132,403,828	2,572,891	214,402

Of the 158,904,641 shares of Common Stock outstanding as of the record date, 135,191,121 shares were voted at the Special Meeting.

Item 7.01 Regulation FD Disclosure

On February 13, 2014, the Company issued a press release announcing the results of the Special Meeting. A copy of that press release is attached to this report as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing. The information set forth in, or in any exhibit to, this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Descriptions

3.1	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, executed and filed with the Delaware Secretary of State on February 18, 2014.

99.1	First Amendment to the Company’s Amended 2009 Equity Incentive Plan dated February 18, 2014.

99.2	Press Release issued on February 13, 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2014	CAMAC Energy Inc.

/s/ Earl W. McNiel
Earl W. McNiel
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, executed and filed with the Delaware Secretary of State on February 18, 2014.

99.1	First Amendment to the Company’s Amended 2009 Equity Incentive Plan dated February 18, 2014.

99.2	Press Release issued on February 13, 2014.